UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Technology Square Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 714-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 27, 2019, Moderna, Inc. (the “Company”) held its previously announced 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The final voting results for the Annual Meeting are as follows:

Proposal 1. Election of Directors

By the vote reflected below, the Company’s stockholders elected each of the following individuals to serve as Class I directors for a three-year term expiring at the Company’s 2022 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Noubar Afeyan, Ph.D.	246,605,384	3,527,571	5,359,484
Stéphane Bancel	247,204,447	2,928,508	5,359,484
Peter Barton Hutt, LL.M.	233,850,613	16,282,342	5,359,484

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, with the votes cast as follows: 254,629,887 votes for; 819,203 votes against; and 43,349 votes abstaining. There were no broker non-votes on Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	MODERNA, INC.

	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Corporate Secretary